                                                                      EXHIBIT 11

                         NORLAND MEDICAL SYSTEMS, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

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
                                                                                   MARCH 31, 1996  MARCH 31, 1995
                                                                                   --------------  --------------
Primary Basis:
Net income.......................................................................   $    691,256    $    438,312
Weighted average shares outstanding..............................................      6,345,288       3,000,000
Stock options....................................................................        711,722       1,002,000
Weighted average number of common and common equivalent shares outstanding.......      7,057,010       4,002,000
Earnings per share...............................................................   $       0.10    $       0.11

Fully Diluted Basis:
Net income.......................................................................   $    691,256    $    438,312
Weighted average shares outstanding..............................................      6,345,288       3,000,000
Stock options....................................................................        726,072       1,002,000
Weighted average number of common and common equivalent shares outstanding.......      7,071,360       4,002,000
Earnings per share...............................................................   $       0.10    $       0.11
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
                                                                                    DECEMBER 31,    DECEMBER 31,
                                                                                        1995            1994
                                                                                   --------------  --------------
Primary Basis:
Net income.......................................................................   $  2,100,489    $     68,044
Weighted average shares outstanding..............................................      4,241,096       3,000,000
Stock options....................................................................      1,004,139       1,002,000
Weighted average number of common and common equivalent shares
 outstanding.....................................................................      5,245,235       4,002,000
Earnings per share...............................................................   $       0.40    $        .02

Fully Diluted Basis:
Net income.......................................................................   $  2,100,489    $     68,044
Weighted average shares outstanding..............................................      4,241,096       3,000,000
Stock options....................................................................      1,007,088       1,002,000
Weighted average number of common and common equivalent shares
 outstanding.....................................................................      5,248,184       4,002,000
Earnings per share...............................................................   $       0.40    $        .02
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